                                                                   EXHIBIT 10.19



                  CROSS-COLLATERAL AND CROSS-DEFAULT AGREEMENT
                           DATED AS OF APRIL 29, 1999


General Electric Capital Corporation
1000 Windward Concourse; Ste. 403
Alpharetta GA 30005
(770) 999-4900

                                    RECITALS

       You (and/or your successors or assigns, "you") have entered into that certain Master Security Agreement dated as of March 17, 1999 (the "Master Agreement"), whereby you have made, or will make direct loans or otherwise extend credit to us in the aggregate principal amount of up to TEN-MILLION DOLLARS ($10,000,000.00), evidenced by now existing or hereafter acquired Promissory Notes (each a "Note" and collectively "Notes"). Each Note is secured by specific Collateral arising from the bona fide sale to us, by various vendors, of equipment (collectively, the "Collateral"). The specific Collateral associated with each Note is listed on a collateral schedule ("Collateral Schedule") that references the related Note and is incorporated by reference into the Master Agreement (each Note together with the related Collateral Schedule an "Account" and collectively the "Accounts").

       You (or your successors or assigns) have or will enter into that certain Aircraft Security Agreement dated as of April 29, 1999 and related Promissory Note (the "Aircraft Note") in the aggregate principal amount OF FIVE-MILLION FOUR-HUNDRED THOUSAND DOLLARS ($5,400,000.00) (the "Aircraft Loan"), granting you a security interest in a 1983 Cessna Citation III; serial number 650-0001; FAA Registration number N651CC; with two Garrett model TFE-731-3C-100S engines, serial numbers P-87180-4897-TT and P-87182-4897-TT used by us to purchase; together with all instruments, avionics, equipment and accessories attached and/or connected thereto, plus all logs, manuals issued for, or reflecting use or maintenance thereon (herein, the "Aircraft").

                                    AGREEMENT

       In order to induce you to extend our time of payment on one or more of the Accounts and/or the Aircraft Loan, and to make additional loans to us under the Master Agreement, and in consideration of you so doing, and for other good and valuable consideration, the receipt of which we hereby acknowledge, we agree as follows:

       All Collateral presently existing and hereafter acquired by us and financed by you under the Master Agreement in which you have or shall have a security interest, as well as the Aircraft acquired by us and financed by you under the Aircraft Loan, shall secure the payment and performance of all of our liabilities and obligations to you of every kind and character, whether joint or several, direct or indirect, absolute or contingent, due or to become due, and whether under presently existing or hereafter created under the Accounts and the Aircraft Loan.

       Except as hereinafter provided, we agree that your security interest (i) in the Collateral covered by the Master Agreement and any Account thereto now held or hereafter acquired by you; and (ii) the Aircraft under the Aircraft Loan, shall not be terminated in whole or in part until and unless all indebtedness of every kind, due or to become due, owed by us to you is fully paid and satisfied and the terms of every Account have been fully performed by us. Further, except as hereinafter provided, it is agreed that you are to retain your security interest in all Collateral covered by all Accounts held or acquired by you under the Master Agreement and the Aircraft Loan, as security for payment and performance under each such Account and the Aircraft Loan, notwithstanding the fact that one or more of such Accounts may become fully paid.

       Notwithstanding anything to the contrary contained in the paragraph immediately preceding or herein or in the Master Agreement, for so long as no event of default has occurred and is continuing by us to you under the Master Agreement, the Accounts, or the Aircraft Loan, you agree that upon partial prepayment or payment in full of any Note under the Master Agreement or the Aircraft Note under the Aircraft Loan, you will release that part of the Collateral or Aircraft to which such prepayment or payment in full is attributable, based upon the original cost of such Collateral or Aircraft.

       This instrument is intended to create cross-default and cross-security between and among all the Accounts under the Master Agreement now owned or hereafter acquired by you and the Aircraft Loan.

       A default under the Master Agreement, the Accounts, or the Aircraft Loan shall be deemed to be a default under all other such agreements. A default shall result if we fail to pay any sum when due under the Master Agreement, an Account or the Aircraft Loan, or if we breach any of the other terms and conditions thereof, or if we become insolvent, cease to do business as a going concern, make an assignment for the benefit of creditors, or if a petition for a receiver or in bankruptcy is filed by or against us, or if any of our property is seized, attached or levied upon. Upon our default under the Master Agreement, any or all Accounts or the Aircraft Loan, all such obligations thereunder shall, at your option, become immediately due and payable without notice or demand to us or any other party obligated thereon, and you shall have and may exercise any and all rights and remedies of a secured party under the Uniform Commercial Code as enacted in the applicable jurisdiction and as otherwise granted to you under such agreements. We hereby waive, to the maximum extent permitted by law, notices of default, notices of repossession and sale or other disposition of collateral, and all other notices, and in the event any such notice cannot be waived, we agree that if such notice is mailed to us postage prepaid at the address shown below at least five (5) days prior to the exercise by you of any of your rights or remedies, such notice shall be deemed to be reasonable and shall fully satisfy any requirement for giving notice.

       All rights granted to you hereunder shall be cumulative and not alternative, shall be in addition to and shall in no manner impair or affect your rights and remedies under any existing Account, agreement, statute or rule of law.

       This agreement may not be varied or altered nor its provisions waived except by your duly executed written agreement. This agreement shall inure to the benefit of your successors and assigns and shall be binding upon our heirs, administrators, executors, legal representatives, successors and assigns.

       IN WITNESS WHEREOF, this agreement is executed this 29th day of April, 1999.




UNITED FOODS, INC.

By: /s/ Donald Dresser                        By: /s/ Carl W. Gruenewald, II
       Donald Dresser                               Carl W. Gruenewald, II

Title: Senior Vice President,                 Title: Senior Vice President,
          Administration                               CFO & Treasurer



AGREED AND ACCEPTED:

GENERAL ELECTRIC CAPITAL CORPORATION (and its successors and assigns)



BY /s/ Mike Caruso
   ----------------------------------

TITLE Senior Risk Analyst
     ---------------------------------

DATE April 29, 1999
    ----------------------------------